UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2021 (August 18, 2021)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2021, a wholly-owned subsidiary (“ALT Purchaser”) of Heritage Global Inc. (“HGI”) acquired (the “Transaction”) certain assets and liabilities of American Laboratory Trading, Inc., a Connecticut corporation (“ALT”), pursuant to the terms and conditions of an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated August 18, 2021, among ALT Purchaser, HGI, ALT and certain individuals named therein. The aggregate purchase price paid to ALT was $4,300,000, consisting of $2,300,000 in cash, as adjusted for ALT's working capital, and a $2,000,000 subordinated promissory note with an interest rate of 3% per annum and a maturity date of August 23, 2025 (the “ALT Note”). The Asset Purchase Agreement contains customary representations and warranties and covenants by each party. ALT and ALT Purchaser are obligated, subject to certain limitations, to indemnify the other under the Asset Purchase Agreement for losses arising from certain breaches of the Asset Purchase Agreement and for certain other liabilities, subject to applicable limitations set forth in the Asset Purchase Agreement. HGI has guaranteed the obligations of ALT Purchaser under the terms of the Asset Purchase Agreement and the ALT Note.

On August 23, 2021, in connection with the Transaction, a wholly-owned subsidiary of HGI (“RE Purchaser”), acquired the real property used in ALT’s business (the “Property”) pursuant to a Purchase and Sale Agreement (the “Real Estate Purchase Agreement” and together with the Purchase Agreement, the “Agreements”), dated August 18, 2021, between 12 Colton Road, LLC and RE Purchaser. The purchase price for the Property was $1,300,000. The Real Estate Purchase Agreement contains customary representations and warranties and covenants by each party. The parties to the Real Estate Purchase Agreement are obligated, subject to certain limitations, to indemnify the other under the Real Estate Purchase Agreement for losses arising from certain breaches of the Real Estate Purchase Agreement and other liabilities, subject to applicable limitations set forth in the Real Estate Purchase Agreement.

The foregoing descriptions of the Agreements, including the Asset Purchase Agreement and Real Estate Purchase Agreement, and the ALT Note are qualified in their entirety by reference to the terms of such agreements, copies of which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about HGI or its subsidiaries and affiliates. The Agreements contain representations and warranties certain parties made solely for the benefit of the respective parties to the Agreements. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Agreements. Moreover, certain representations and warranties in the Agreements were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in HGI’s public disclosures.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above regarding the ALT Note, which is incorporated by reference into this Item 2.03.

Item 7.01Regulation FD Disclosure.

On August 23, 2021, Heritage Global Inc. issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

No.	Description

10.1	Asset Purchase Agreement, dated August 18, 2021, by and among Heritage ALT LLC, American Laboratory Trading, Inc., Dante LaTerra and Heritage Global Inc.*
10.2	Purchase and Sale Agreement, dated August 18, 2021, between 12 Colton Road, LLC and HG ALT LLC*
10.3	Subordinated Promissory Note, dated August 23, 2021, by and among Heritage ALT LLC, American Laboratory Trading, Inc., and Heritage Global Inc.
99.1	Press Release, dated August 23, 2021, issued by Heritage Global Inc.
104	Cover Page Interactive Data File (formatted in Inline eXtensible Business Reporting Language)

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: August 24, 2021	By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer